Regency Energy Partners
TPH Mini MLP Conference
January 27, 2010



REGENCY
ENERGY PARTNERS

Forward Looking Statements

This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those contained in this presentation.

Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering and processing, marketing and transportation of natural gas and natural gas liquids, and in the natural gas contract compression services business. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public, free of charge, at www.sec.gov.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Regulation G

This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Path To Investment Grade

Four Pillars Of Investment Grade

Obtain Scale in Business Segments

- Optimize existing assets and market position
- Manage costs to help maximize the value of current asset base
- Develop and implement complementary organic growth projects to expand midstream presence
- Address producer demand to position us for future growth

Achieve $400 million of total adjusted EBITDA

Improve Business Mix

- Constantly manage contract quality and increasingly add fee-based assets
- Maintain a solid hedging program to mitigate impact of fluctuations in commodity prices
- Optimize profitability of existing assets by controlling and reducing operating costs
- Realize synergies across business segments and regions

Increase fee-based business to 80% of adjusted segment margin

Enhance Financial Strength

- Strengthen balance sheet and ensure sufficient liquidity to allow for financial flexibility to pursue growth opportunities
- Optimize the growth of cash flow while taking into account the stability of capital markets
- Conservatively finance acquisitions and growth projects

Maintain 4.0x debt/EBITDA

Management Execution

- Maintain clear goals and objectives at all levels of the organization
- Uphold supportive strategic planning and performance management processes
- Consistently deliver on goals and optimize our return on invested capital
- Build and maintain strong customer relationships

Relentless Focus On Execution

What Differentiates Regency: Attractive Assets

REGENCY ENERGY PARTNERS

- Regency's assets are located in major natural gas supply areas in the United States, including the Haynesville, Eagle Ford, Fayetteville, Barnett and Marcellus Shales



CO
KS
PA
OK
AR
TX
LA
MAP LEGEND
Contract Compression Operating Base
Regency Gas System
Regency Regional Offices
Regency Corporate Headquarters - Dallas
Regency Gas Treating/ Processing Facility

ASSET SUMMARY[1]	
Gathering Pipeline	5,950 miles
Treating/Processing Plants	9
Intrastate Pipeline [2]	320 miles
Contract Compression (HP)[3]	753,328
Gathering Compression (HP)	177,692
Transportation Compression (HP)[2]	32,235

1 As of 12/31/2009
2 Via Haynesville Joint Venture, in which Regency has a 43% ownership interest
3 Third-party revenue generating horsepower

Obtain Scale: Future Growth In Shale Plays

Key Shale Plays

Region	Regency's Focus
Haynesville Shale	▶ **Transportation** – The completion of the Haynesville Expansion Project and Red River Lateral bring total takeaway capacity to approximately 2.1 Bcf/d – Pursuing expansion projects ▶ **Gathering** – Logansport Expansion Phase I: ~450 - 485 MMcf/d of incremental gathering capacity and 300 MMcf/d of new delivery interconnect capacity at CenterPoint Energy Gas Transmission's Line CP – Logansport Expansion Phase II: ~15 miles of gathering lines and an amine treating plant with capacity up to 300 MMcf/d – Pursuing additional growth projects
Eagle Ford Shale	▶ **Gathering** – Strategically-located gathering lines across South Texas in the Eagle Ford core area – Arranged processing and NGL takeaway capacity for customers with virtual processing capabilities through third party processing – Volumes in South Texas increased by 17 MMBtu/d, or 14%, from Q4 2008 to Q4 2009 and expect South Texas volumes to further increase in 2010 – Pursuing additional growth projects
Marcellus Shale	▶ **Compression** – Market will require significant horsepower over next few years, providing growth opportunity – Contract signed with producer to move 10,000+ horsepower to region for field-level compression services
Other Shales	▶ **Compression** – Regency has existing, well-established compression presence in both the Fayetteville (Arkansas) and Barnett (Texas) Shale regions ▪ Fayetteville: 115,076 HP ▪ Barnett: 138,324 HP

Improve Business Mix: Majority Fee-Based

- Since 2007, Regency has made a concerted effort to grow fee-based margins
  - 69% of Regency's Adjusted Segment Margin in 2009 was attributable to stable, fee-based cash flows


FY 2007
22%
42%
36%
FY 2008
17%
19%
64%
FY 2009E
3%
28%
69%
Fee Based
Hedged Commodity
Unhedged Commodity

Long-term target is to achieve 80% of adjusted segment margin derived from fee-based cash flows

2009 Key Accomplishments

2009 Commitments	Achieved
▶ Complete Haynesville Expansion Project under budget	✓
▶ Executed on over $705 million of growth projects[1]	✓
▶ Integrated two acquisitions (CDM and Nexus)	✓
▶ Improve liquidity	✓
▶ Increase adjusted segment margin from fee-based businesses	✓
▶ Lower Debt/EBITDA ratio	✓
▶ Limit exposure to commodity price fluctuations through comprehensive hedging program	✓

Results Oriented Management Philosophy

1 Includes 100% of Haynesville Joint Venture growth projects

Q&A

